                                AGREEMENT OF SALE


                                     BETWEEN


                     THE PARTIES LISTED ON EXHIBIT E HERETO


                           (COLLECTIVELY, AS "SELLER")

                                       AND

                                KLAK GOLF, L.L.C.
                                (AS "PURCHASER")

                              DATED: AUGUST 1, 2000


                                   Relating to


Sale and Acquisition of Certain Improved Properties located in the States of Florida, Massachusetts, New Jersey, New York, Pennsylvania, Texas, Washington and Wisconsin and the Sale and Acquisition of Certain Lease Rights relating to the Leasehold Interests located in the States of Arizona, California, Florida, Maryland, New Jersey, New York, Oregon, Pennsylvania, South Carolina, Texas and Washington.

                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1...................................................................4
   Section 1.1 Agreement to Sell and Purchase...............................4
   Section 1.2Purchase Price................................................5
   Section 1.3Escrow Deposit................................................6
ARTICLE 2...................................................................6
   Section 2.1 Delivery of Information by Seller............................6
   Section 2.2 Objections...................................................8
   Section 2.3 Review and Inspection by Purchaser...........................9
   Section 2.4 Seller's Right to Cure Objections............................9
ARTICLE 3...................................................................9
   Section 3.1Representations and Warranties of Seller......................9
   Section 3.2 Operations Pending Closing..................................11
ARTICLE 4..................................................................12
   Section 4.1 Conditions to Purchaser's Obligations.......................12
ARTICLE 5..................................................................14
   Section 5.1 The Closing Date............................................14
   Section 5.2 Seller's Obligations at the Closing.........................14
   Section 5.3 Purchaser's Obligations at the Closing......................15
   Section 5.4 Closing Costs: Prepayment Fees..............................15
   Section 5.5 Possession..................................................15
ARTICLE 6..................................................................16
   Section 6.1 Damage......................................................16
   Section 6.2 Condemnation................................................16
   Section 6.3 Application to Mortgage.....................................16
ARTICLE 7..................................................................16
   Section 7.1 Default by Seller...........................................16
   Section 7.2 Default by Purchaser........................................17
ARTICLE 8..................................................................17
   Section 8.1 Overbid Procedures..........................................17
   Section 8.2 Seller's Termination in favor of an Alternate Transaction...18
ARTICLE 9..................................................................18
   Section 9.1 Lease Assignment Election...................................18
   Section 9.2 Costs and Expenses..........................................19
   Section 9.3 Communications..............................................19
   Section 9.4 Conditions to Assignment....................................20
   Section 9.5 Sale of Leases..............................................20
ARTICLE 10.................................................................20
   Section 10.1 Notices....................................................20
   Section 10.2 Brokeragc Fees and Commissions.............................21
   Section 10.3 Entire Agreement...........................................21
   Section 10.4 Modification...............................................21
   Section 10.5 Applicable Law and Jurisdiction............................21
   Section 10.6 Headings...................................................22
   Section 10.7 Binding Effect.............................................22
   Section 10.8 Assignment.................................................22

   Section 10.9 Survival of Provisions.....................................22
   Section 10.11 Invalid Provision.........................................22
   Section 10.12 Attorneys'Fees............................................22
   Section 10.13 Multiple Counterparts.....................................22
   Section 10.14 Facsimile Signatures......................................22

                                AGREEMENT OF SALE

         This Agreement of Sale (this "Agreement") is entered into as of August 1, 2000, between the parties listed on Exhibit E hereto which are debtors and debtors-in-possession in the jointly administered Chapter 11 cases under Title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York Case Nos. 00 B 41065 through 00 B 41196 (SMB) (the "Bankruptcy Case") (collectively hereinafter "Seller"), and KLAK GOLF, L.L.C., a Delaware limited liability company ("Purchaser").

                                    ARTICLE 1
                                     GENERAL

         Section 1.1 Agreement to Sell and Purchase. Seller hereby agrees to sell, assign and convey to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, for the Purchase Price (hereinafter defined) and upon and subject to the terms and conditions hereinafter set forth, all of Seller's rights and interests in and to the following (collectively, the "Property"):

         (A) those certain tracts or parcels of land (collectively, the "LAND") lying and being situated in the states of Florida, Massachusetts, New Jersey, New York, Pennsylvania, Texas, Washington and Wisconsin and more particularly described on Exhibit A hereto (individually, an "Owned Property" and collectively, the "Owned Properties"), together with the other Property herein described at each location and all rights, ways, privileges, servitudes, appurtenances and advantages thereto belonging or appertaining;

         (B) the right to control the disposition of the leasehold interests in accordance with Article 9 hereof (the "LEASE RIGHTS") pursuant to the leases which are more particularly described on Exhibit B-1 hereto demising those premises (as amended and modified to date, collectively, the "LEASES") being more particularly described on Exhibit B-2 attached hereto together with all rights, including, purchase options (the "Purchase Options"), ways, privileges, servitudes, appurtenances and advantages thereto belonging or appertaining;

         (C) the buildings and related facilities owned by Seller situated on the Land and all of Seller's interest in and to the buildings and related improvements leased by Seller with respect to the Demised Premises and all other improvements situated on such real property owned or leased by Seller (the "IMPROVEMENTS");

         (D) all of the rights and appurtenances pertaining to the Land and the Improvements, including all right, title and interest of Seller in and to adjacent streets, alleys, easements and rights-of-way;

         (E) all personal property owned by Seller utilized for the operation of the Land and Improvements, but specifically excluding (except as provided in Section 1.2 (b) hereof) the items of personal property listed on Exhibit C hereto which Seller agrees to remove from the Properties prior to the Closing (or if applicable after the Closing pursuant to Section 9.2 hereof) and Seller agrees to repair all damage reasonably caused by such removal (the "Building Fixtures");

         (F) all right, title and interest of Seller in and to all site and as-built plans, surveys, soil and substrata studies, environmental site assessments, architectural renderings, plans and specifications, engineering plans and specifications, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, in the possession of or Seller which relate to the Land, the Improvements or the Building Fixtures;

         (G) All operating manuals of any kind now in the possession of Seller relating to the continuing ownership, operation and management of the Improvements and Building Fixtures;

         (H) All of Seller's rights under all licenses, permits and warranties related to the ownership, operation and management of the Land, Improvements, Leases and Building Fixtures to the extent assignable, but specifically excluding any rights to tradenames, service marks, trademarks or other such intellectual property; and

         (I) All other rights, interests and properties as may be specified in this Agreement to be sold, transferred, assigned or conveyed by Seller to Purchaser.

The above listed Property shall be sold, conveyed and assigned to Purchaser at Closing (hereinafter defined) free and clear of all liens, claims, easements, and encumbrances whatsoever except for the Permitted Encumbrances (hereinafter defined). The term "Specific Property" means, individually, each Owned Property or each Demised Premises. The Specific Properties listed on Exhibits F, G and H are called the Tier 1 Properties, Tier 2 Properties and Tier 3 Properties, respectively. Without limiting the generality of the foregoing, the Property does not include any right, title or interest in any trademark, license or intellectual property relating to Golden Bear.

         Section 1.2       Purchase Price.

         (a) The aggregate purchase price (the "Purchase Price") to be paid for the Property shall be $18,900,000, plus or minus prorations, payable in immediately available Federal funds at the Closing (hereinafter defined). Notwithstanding anything herein to the contrary, Purchaser and Seller acknowledge and agree that title to the Specific Property located in Carrollton, Texas (the "Carrollton Property") shall not be transferred to Purchaser at the Closing, but that $500,000 of the Purchase Price shall not be disbursed to Seller and shall be held in an escrow (the "Carrollton Escrow") with the Title Company pursuant to escrow instructions mutually acceptable to Seller and Purchaser. If an auction of the Carrollton Property (the "Carrollton Auction") occurs and if Purchaser makes the winning bid at the Carrollton Auction, Purchaser shall purchase the Carrollton Property for the purchase price bid at the Carrollton Auction by Purchaser (the "Carrollton Purchase Price"); provided Purchaser shall receive a credit against the Carrollton Purchase Price equal to the funds in the Carrollton Escrow and the funds held in the Carrollton Escrow shall be disbursed to Seller. In the event, for any reason, Purchaser does not make the winning bid at the Carrollton Auction or the Carrollton Auction is not held within one (1) year from the Closing, the funds held in the Carrollton Escrow shall be immediately disbursed to Purchaser; provided, however, that neither party shall have any obligation to the other relating to the Carrollton Property.

         (b) Purchaser shall have the right, to be exercised at least 10 days prior to the Closing, to purchase all, but not less than all, of the inventory held for resale at each Specific Property and the Purchase Price shall be increased by an amount equal to 40% of the original cost to Seller of such inventory. Purchaser and Seller shall conduct an accounting of such inventory, the cost of which shall be split equally by Purchaser and Seller.

         Section 1.3 Escrow Deposit. Purchaser and Seller acknowledge that Purchaser has deposited with Seller, to be deposited with a title company mutually acceptable to Seller and Purchaser (the "TITLE COMPANY"), in escrow, a certified check in the sum of $1,000,000, which will be invested by the Title Company in an interest-bearing account with a financial institution approved by Seller and Purchaser whose accounts are insured by the Federal Deposit Insurance Corporation, and to be held and disbursed by the Title Company strictly in accordance with the terms and provisions of this Agreement and in accordance with the terms of the escrow agreement attached hereto as Exhibit D (the "ESCROW AGREEMENT"). The amount of such deposit, and all accrued interest thereon, is hereinafter referred to as the "Escrow Deposit." The Escrow Deposit shall be increased by Purchaser to 10% of the Purchase Price by 5:00 p.m. on August 1, 2000 by wire transfer. If Purchaser terminates this Agreement in accordance with the right of termination given to Purchaser under Section 2.2 or Article 8 of this Agreement at any time, the Escrow Deposit shall be paid to Purchaser. Upon the occurrence of a default by Seller or Purchaser under this Agreement, the Escrow Deposit shall be paid in accordance with the terms of Article 7 below.

                                    ARTICLE 2

                           TITLE COMMITMENTS, SURVEYS

                            AND ENVIRONMENTAL REPORTS

         Section 2.1 Delivery of Information by Seller. Seller hereby confirms and agrees that it has delivered to Purchaser the following:

         (A) a copy of all title commitments for owner's and leasehold title insurance (collectively, the "TITLE COMMITMENTS") and all surveys (collectively, the "Surveys") in Seller's possession affecting the Specific Properties;

         (B)      copies of the Leases relating to the Demised Premises;

         (C) a copy of all material and written contracts of management, maintenance, utility, service, supply or similar contracts or leases in Seller's possession which affect any of the Property or its operation, and any amendments, modifications or supplements thereto that create a contingent liability continuing beyond the Closing or which would otherwise continue beyond the Closing (the "Service Contracts");

         (D) a copy of all "as-built" plans and specifications in Seller's possession with respect to the Improvements;

         (E) a copy of all material licenses and permits in Seller's possession that are necessary for the ownership, occupancy and operation of the Improvements, including, without limitation, certificates of occupancy, to the extent assignable (the "OPERATING PERMITS");

         (F) a copy of any hazardous waste inspection reports and environmental site assessments in Seller's possession with respect to the Property (together with any updates to these reports and assessments obtained by Purchaser or Seller, the "Environmental Reports"); and

         (G) a copy of all guaranties and warranties, if any, pertaining to the Building Fixtures in Seller's possession.

The documents described in Section 2.1 are herein collectively called the "INFORMATIONAL DOCUMENTS" and the information contained in the Informational Documents is herein collectively called the "INFORMATION").

Within 7 days after the date this Agreement is fully executed by Seller and Purchaser, Purchaser shall give Seller written notice of any objections to matters Purchaser determines, in its reasonable discretion, materially and adversely affect the marketability of title to or the value of any Specific Property as set forth in the Title Commitments and Surveys for such Specific Property, including, without limitation, obtaining such title endorsements as Purchaser, in its reasonable discretion, may determine are necessary. In the event Purchaser fails to give a written notice to Seller of such objections within the 7 day period, Purchaser shall be deemed to have waived any objections to title and to have accepted the condition of title as reflected by the Title Commitments and Surveys for each Specific Property. In the event Purchaser gives a written notice to Seller of such objections within the 7 day period, Seller shall have the right, but not the obligation, to cure Purchaser's objections in accordance with the provisions of Section 2.4 hereof. Notwithstanding anything herein to the contrary, Seller shall have the obligation to remove objections which can be removed without the expenditure of money, including, without limitation, the payment of attorneys' fees, or the posting of a bond or the giving of an indemnity, surety, or similar guaranty. In the event Seller is unwilling or unable to cure Purchaser's objections within the Outside Cure Date (hereinafter defined), Purchaser shall either (1) accept title in its current condition, in which event Purchaser's objections shall be deemed to have been waived for all purposes, or (2) terminate this Agreement if the provisions of
Section 2.2 hereof are satisfied by written notice to Seller and the Title Company, in which case, the Title Company shall immediately return the Escrow Deposit to Purchaser. Any items or exceptions to title that are accepted or waived by Purchaser or deemed to have been accepted or waived by Purchaser are hereinafter referred to as the "PERMITTED EXCEPTIONS."

Within 7 days after the date this Agreement is fully executed by Seller and Purchaser, Purchaser shall give Seller written notice of any objections to matters Purchaser determines, in its reasonable discretion, materially and adversely affect the value of any Specific Property as set forth in the Environmental Reports and Purchaser's due diligence relating to the accessability of water for such Specific Property. In the event Purchaser fails to give a written notice to Seller of such objections within the 7 day period, Purchaser shall be deemed to have waived any objections to the environmental or water accessability condition of the Property. In the event Purchaser gives a written notice to Seller of such objections within the 7 day period, Purchaser shall either (1) accept such Specific Property in its current condition, in which event Purchaser's objections shall be deemed to have been waived for all purposes, or (2) terminate this Agreement if the provisions of Section 2.2 hereof are satisfied by written notice to Seller and the Title Company, in which case, the Title Company shall immediately return the Escrow Deposit to Purchaser.

Within 14 days after the date this Agreement is fully executed by Seller and Purchaser, Purchaser shall give Seller written notice of any objections to matters Purchaser determines, in its reasonable discretion, materially and adversely affect, for any reason, the marketability or value of the Specific Property located in Holbrook, Massachusetts (the "Holbrook Property"). In the event Purchaser fails to give a written notice to Seller of such objections within the 14 day period, Purchaser shall be deemed to have waived any objections to the Holbrook Property. In the event Purchaser gives a written notice to Seller of such objections within the 14 day period, Purchaser shall either (1) accept title to the Holbrook Property in its current condition, in which event Purchaser's objections shall be deemed to have been waived for all purposes, or (2) terminate this Agreement as to the Holbrook Property only by written notice to Seller and the Title Company, in which case, notwithstanding anything herein to the contrary, the Purchase Price shall be reduced by $900,000.

         Section 2.2 Objections. For purposes of this Article 2, a matter which may be objected to by Purchaser hereunder (an "Objection") shall be deemed "material" if it would adversely affect the value of a Specific Property by more than $25,000. In the event a material Objection is raised by Purchaser which can be cured by the expenditure of funds, Seller shall be obligated, subject to the following sentence, to cure such Objection provided Purchaser pays the first $10,000 of such cure amount and such cure does not require the expenditure by Seller of more than $15,000. If the Objection would cost less than $25,000, Seller shall either cure such Objection or pay to Purchaser or credit Purchaser at Closing the difference between the cost to cure the Objection and $10,000. If the Objection would cost more than $25,000 to cure ($10,000 of which shall be Purchaser's obligation and $15,000 of which shall be Seller's obligation), Seller shall have the option of either (i) spending such excess funds and curing such Objection or giving Purchaser a credit at Closing equal to $15,000 and such excess funds, in which case the Objection shall be deemed satisfied, or (ii) not spending such excess funds and not curing such Objection, in which case the Specific Property which was affected by such Objection shall be deemed an "Uncured Property." In the event a material Objection is raised by Purchaser which can not be cured by the expenditure of funds and is not otherwise cured by Seller within the Cure Period, the Specific Property which was affected by such Objection shall be deemed an "Uncured Property." For purposes of this Section 2.2, all Objections with respect to any Specific Property shall be aggregated and treated as a single "Objection." Notwithstanding anything herein to the contrary, (a) Purchaser shall have the right to terminate this Agreement if any of the following conditions occurs: (i) two Tier 1 Properties are deemed Uncured Properties, or (ii) any combination of Tier 1 Properties or Tier 2 Properties greater than or equal to three are deemed Uncured Properties, (b) Purchaser shall have the right to not purchase an Uncured Property and Purchaser shall not receive any credit at the Closing with respect to such Uncured Property, except that in the case of a Tier 1 Property or a Tier 2 Property, if Seller received a qualified offer for such Uncured Property, Purchaser shall receive a credit against the Purchase Price at the Closing equal to the highest qualified offer "the Highest Offer") received by Seller for such Uncured Property pursuant to the Omnibus Sales Motion filed on July 19, 2000 currently in effect relating to the Property (i.e. the order that required bids for the Property to be submitted to Seller on or before July 28, 2000), (c) if Purchaser does not pay its share of the amount necessary to cure an Objection (i.e. $10,000), the Property which is subject to such Objection shall not be deemed an Uncured Property, (d) if Seller does not pay its share of the amount necessary to cure an Objection (i.e. up to $15,000), the Property which is subject to such Objection shall, at Purchaser's option, be deemed an Uncured Property, and (e) Seller shall have the right to terminate this Agreement if any combination of Tier 1 Properties or Tier 2 Properties greater than or equal to six are deemed Uncured Properties.

         Section 2.3 Review and Inspection by Purchaser. If Purchaser desires to inspect, examine or survey the Property or conduct such tests and studies as Purchaser may deem reasonably necessary or appropriate after the date hereof, Purchaser may do so until Closing, subject to the provisions of the Leases and at Purchaser's risk. Inspection will be at Seller's reasonable discretion and must be scheduled in advance with Seller. It is specifically understood that Purchaser will not have access at any time to the Property except at the convenience of Seller and in the company of a representative of Seller. Purchaser agrees to indemnify, defend and hold Seller harmless from any against any loss, cost, claim, damage or expense, including reasonable attorney's fees, court costs and disbursements incurred, directly or indirectly, by Seller or to the Property as a result of Purchaser's inspection, examination or survey of the Property, either prior to, on, or after the date hereof. The provisions of this
Section 2.3 shall survive Closing or any termination of this Agreement.

         Section 2.4 Seller's Right to Cure Objections. If Purchaser raises a material Objection to a Specific Property in accordance with Sections 2.1 and
2.2 hereof, Seller shall have the right (the "Cure Right"), but not the obligation, to attempt to cure such Objection on or before October 31, 2000 (the "Outside Cure Date"). If Seller exercises the Cure Right, such Specific Property shall not be considered an Uncured Property and the Closing for the remaining Property shall not be delayed, but such Specific Property shall not be transferred to Purchaser at the Closing and an amount equal to the Highest Offer for such Specific Property shall be withheld from the Purchase Price. If such Objection is cured by Seller on or before the Outside Cure Date, the Closing of such Specific Property (the "Specific Property Closing") in accordance with the terms of this Agreement shall occur 5 business days after Purchaser receives notice from Seller that such Objection has been cured (the "Specific Property Closing Date") at which time Purchaser shall pay Seller as the purchase price for such Specific Property an amount equal to the Highest Offer for such Specific Property. Notwithstanding anything herein to the contrary, (a) Purchaser may at any time inform Seller that it wishes to acquire such Specific Property and waive the Objection and the Specific Property Closing shall occur as set forth above, (b) the Closing for the remaining Property shall be delayed until the Specific Property Closing Date if, except for Seller's exercise of the Cure Right, Purchaser would have had the right to terminate this Agreement pursuant to the provisions of Section 2.2 hereof, and (c) if Seller is unable or unwilling to cure the Objection on or before the Outside Cure Date, neither party shall have any obligation to the other relating to such Specific Property.

                                    ARTICLE 3

                          REPRESENTATIONS, WARRANTIES,

                       COVENANTS, AND AGREEMENTS OF SELLER

         Section 3.1 Representations and Warranties of Seller. To induce Purchaser to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller represents and warrants to Purchaser, as of the date hereof and as of the Closing Date

(hereinafter defined), except where specific reference is made to another date or dates, in which case the other date or dates will apply, that:

          (a) Seller is duly organized and validly existing under the laws of the state of its organization. Subject to the approval of the Bankruptcy Court, Seller has the right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties. Subject to Bankruptcy Court approval, this Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms and, subject to the order of the Bankruptcy Court, does not violate any material agreement or provision of or constitute a default of any material agreement or instrument to which Seller is a party.

          (b)     Seller is not a "foreign person" as that term is defined in
Section 1445 of the Internal Revenue Code of 1954, as amended, and any applicable regulations promulgated thereunder.

         (c) To Seller's actual knowledge, the information previously delivered to Purchaser in accordance with Article 2 of this Agreement, is true and correct in all material respects.

         (d) Seller currently has in place relating to the Property commercially reasonable fire, casualty, liability and extended coverage insurance.

         As used herein, the term "knowledge" or "actual knowledge", with respect to any representation or warranty of Seller made in this Agreement or in any of the documents or instruments to be delivered by Seller at the Closings, shall mean the joint and several knowledge of Dominic Chang and Krishnan P. Thampi.

EXCEPT AS SET FORTH OR PROVIDED IN THIS AGREEMENT OR ANY OF THE CLOSING DOCUMENTS, INCLUDING, WITHOUT LIMITATION THE DEED, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS PURCHASING THE PROPERTY AND ACCEPTING THE ASSIGNMENT OF THE LEASES FOR THE DEMISED PREMISES "AS IS" AND "WHERE IS", AND WITH ALL FAULTS AND DEFECTS, LATENT OR OTHERWISE, AND THAT SELLER IS MAKING NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXISTENCE, LOCATION, OR VALUE OF THE PROPERTY, THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY, OR THE INCOME OR EXPENSES FROM OR OF THE PROPERTY OR THE OPERATIONS OR RESULTS OF OPERATIONS OR ECONOMIC FORECASTS OR PROJECTIONS CONCERNING EARNINGS OR PROFITS, THE COMPLETION, STATUS OF COMPLETION OR SOUNDNESS OF ANY IMPROVEMENTS, THE USE RESTRICTIONS AFFECTING THE PROPERTY, THE ENFORCEABILITY OF ANY CONTRACT OR OTHER AGREEMENT OR RIGHT ASSIGNED HEREUNDER, THE COMPLIANCE OF THE PROPERTY OR ANY PART THEREOF WITH ANY LAWS, STATUTES, RULES, ORDINANCES, DECREES OR ORDERS APPLICABLE THERETO. WITHOUT LIMITING THE FOREGOING, EXCEPT AS

SET FORTH OR PROVIDED IN THIS AGREEMENT OR ANY OF THE CLOSING DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE DEED, IT IS UNDERSTOOD AND AGREED THAT SELLER MAKES NO WARRANTY OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE.

         Purchaser represents and warrants to Seller that Purchaser has been duly organized and is validly existing as a Delaware limited liability company and is in good standing in the State of Delaware. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been authorized and properly executed and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms.

         If (1) any of Seller's or Purchaser's representations and warranties set forth in this Section 3.1 are untrue in any material respect, or (2) at any time at or before Closing there is any material change with respect to the matters represented and warranted by Seller or Purchaser pursuant to this
Section 3.1, then Seller or Purchaser, as the case may be, shall give the other party prompt written notice thereof and, as to a breach of a Seller representation or warranty, the Specific Property affected by such breach shall, notwithstanding anything herein to the contrary, be deemed an Uncured Property.

         Section 3.2 Operations Pending Closing. From the date hereof through the Closing Date, Seller agrees as follows:

         (a) Seller will manage, repair and maintain the Property in the same manner as it did prior to the date hereof and will keep the Property in its present state of repair subject to normal wear and tear, exercising the same degree of care in such matters as Seller has previously exercised. Except as set forth on Exhibit C hereof, Seller shall not remove any item of Building Fixtures from the Property, unless the same is replaced with an item of equal quality or is no longer necessary or useful for the customary operation of the Property and unless any damage reasonably caused by such removal is repaired. Seller shall deliver possession of the Property to Purchaser at the Closing.

         (b) Seller will not enter into any voluntary renewal, extension, modification or replacement of any existing Lease or Service Contract or enter into any new employment, maintenance, service, supply or other agreement relating to the Property which would create a material contingent liability continuing beyond the Closing or which would otherwise continue beyond the Closing without the express written permission of Purchaser; provided, however, that Seller may enter into Service Contracts with commercially reasonable terms that are terminable on 30 days notice.

         (c) Seller shall not, without the prior written consent of Purchaser, enter into any leases or occupancy agreements for space at the Property.

         (d) Seller will keep in full force and effect all existing fire, casualty, liability and extended coverage and other insurance policies which are presently in effect for the Property, or any portion of the Property.

         (e) Seller shall perform its post-petition obligations when due pursuant to the Leases, Service Contracts and Operating Permits, including, without limitation, any maintenance or repair of the Property to be performed by Seller.

         (f) Unless necessary to operate the Specific Properties prior to Closing, but not binding after the Closing, Seller shall not enter into or record any easement, covenant, license, permit, agreement or other instrument against the Property or any portion thereof without Purchaser's prior consent.

         (g) Seller shall cooperate and promptly execute all applications and instruments required by any party or governmental authority in connection with the transfer to Purchaser of any of the Service Contracts or Operating Permits. Purchaser agrees to submit all applications, documentation and information reasonably required to assist Seller in obtaining such consents and transfers.

         (h) Other than litigation that relates to a claim fully covered by insurance or which relates to a pre-petition claim unless requested by Purchaser, Seller shall give Purchaser prompt notice of the institution of any litigation, arbitration or administrative proceeding of which it has actual knowledge prior to the Closing Date involving the Property or Seller's ability to consummate the transaction contemplated by this Agreement.

         (i) Seller will advise Purchaser promptly of any notice it receives of any change in any Legal Requirements that might materially adversely affect the value or use of the Property by Purchaser. Immediately upon receipt, Seller shall send Purchaser a copy of any notice which Seller may receive from any Governmental Authority with respect to the Property having a material adverse affect on the Property.

         (j) Upon the expiration of Purchaser's right to terminate this Agreement under Section 2.2, Seller will advise Purchaser in writing promptly of any material notice or offer it receives or has received relating to the Property, including, without limitation, any offer or proposal from a third party to lease, sublease or purchase the Property or any portion thereof, and shall promptly deliver to Purchaser all information Seller receives or has received relating to such offer or proposal; provided, however, that Seller does not have to so advise Purchaser as to any Property that is deemed, or may be deemed if not cured by Seller, an Uncured Property until such Property is no longer an Uncured Property.


                                    ARTICLE 4
                              CONDITIONS PRECEDENT

         Section 4.1 Conditions to Purchaser's Obligations. The following shall be defined as "Conditions" (any of which may be waived in whole or in part in writing by Purchaser at or prior to the Closing):

         (a) Correctness of Representations and Warranties. The representations and warranties of Seller set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. Seller, by having closed the sale of the Property, shall be deemed conclusively to have certified at Closing that all such representations and warranties were true and correct in all material respects on and as of the Closing Date.

         (b) Compliance by Seller. Seller shall have performed, observed, and complied with all of the covenants, agreements, obligations and conditions required by this Agreement to be performed, observed and complied with by them prior to or as of the Closing the failure of which would cause a material adverse effect.

         (c) Bankruptcy Court Orders. The Sales Order, as defined hereinbelow, shall have been entered by the Bankruptcy Court and shall have become a Final Order, as defined hereinbelow. Seller shall use its best faith efforts to obtain the approval of the Bankruptcy Court to the procedures set forth in Articles 2 and 8 hereof, including, without limitation, Overbid Procedures and the Overbid Fee (as such terms are hereinafter defined) and to seek the entering of the Sales Order as contemplated and required by this Agreement. As used herein, "Sales Order" means the order by the Bankruptcy Court, consistent with the terms of this Agreement and reasonably satisfactory in form and substance to Purchaser, among other things, (a) authorizing the sale and conveyance of the Property, pursuant to Sections 105, 363, 365 and 1146 of Title 11, United States Code (the "Bankruptcy Code"), free and clear of all claims, liens, encumbrances and other interests in the Property, including, without limitation, any broker's or finder's claims or liens relating to the Property or any lease or sublease of the Property or any portion thereof (other than Permitted Exceptions, if any), and (b) approving the right of Purchaser to take an assignment and exercise of the Lease Rights and the Purchase Options by Seller as debtors in possession, all pursuant to Section 365 of the Bankruptcy Code. As used herein, "Final Order" means an order (A) ruling or judgment that is in full force and effect and not stayed and as to which the time to appeal has expired and is no longer subject to review, reversal, modification, or amendment, by appeal or writ of certiorari. In the case of the Sales Order, a Final Order shall also consist of an order as to which an appeal, notice of appeal or motion for rehearing or new trial has been filed, but as to which Purchaser, in its sole discretion, nonetheless elects to proceed with the Closing. Seller shall use commercially reasonable efforts to promptly seek entry of the Sales Order. The Sales Order shall include, among other things, a determination that Purchaser is a good faith purchaser for purposes of Section 363(m) of the Bankruptcy Code. Notwithstanding anything herein to the contrary, in the event the Bankruptcy Court does not approve the procedures set forth in Articles 2 and 8 hereof and Purchaser elects, in its sole discretion, to terminate this Agreement, neither party shall have any further liability to the other, except for the return to Purchaser of the Escrow Deposit.

         (d) Timing of Sales Order. The Sales Order shall have been entered on or before August 22, 2000.

         (e) Hart-Scott-Rodino Filing. The Hart-Scott-Rodino filing relating to the purchase and sale of the Property has been approved by the appropriate governmental authorities. Purchaser shall effect such filing in a manner that will not delay the Closing.

         In the event that any of the Conditions are not materially satisfied as of the Closing Date, or in Purchaser's good faith judgment cannot be satisfied as of the Closing Date, Purchaser shall have the right, notwithstanding anything herein to the contrary, to deem the Specific Property affected by such failure to satisfy any of the foregoing Conditions an Uncured Property and that Purchaser shall not have any right to terminate this Agreement other than as provided in Section 2.2 hereof, and Purchaser shall have the right to obtain a credit against the Purchase Price if the conditions of Section 2.2 hereof is satisfied. Notwithstanding the foregoing, if the Conditions set forth in subsections (d) or (e) above are not satisfied, either party shall have the right to terminate this Agreement.

                                    ARTICLE 5
                                   THE CLOSING

         Section 5.1 The Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of Fried, Frank, Harris, Shriver, & Jacobson, One New York Plaza, New York, New York 10004, except as set forth in Section 2.4 hereof, at 1:00 p.m., on a date to be reasonably agreed upon by Seller and Purchaser; provided, however, that the Closing shall in no event occur later than the 30th day after the Sales Order is entered (the "Closing Date"). The Closing shall be through an escrow with the Title Company in accordance with the provisions of Title Company's standard deed and money escrow agreement modified to comply with the terms of this Agreement. From and after the Closing, Purchaser shall be entitled to sole and exclusive access to such parcels of Land and, all other rights and obligations relating to such parcels of Real Estate shall incur to the benefit of, and be binding upon, Purchaser.

         Section 5.2 Seller's Obligations at the Closing. Seller shall deliver or cause to be delivered to Purchaser the following items at the Closing:

         (a) Quitclaim deeds or similar deeds in the respective jurisdictions where the Property is located (collectively, the "Deed"), executed by Seller, conveying the Land and improvements to Purchaser subject only to the Permitted Exceptions.

         (b) Bills of Sale and Assignment (collectively, the "Bill of Sale"), without warranty, executed by Seller, assigning the Building Fixtures, Service Contracts and Operating Permits (insofar as it is assignable), and warranties and guarantees received from suppliers and contractors.

         (c) A certificate of nonforeign status (the "Certificate of Nonforeign Status"), executed by Seller.

         (d)      The Sales Order.

         (e) All executed originals or copies of the Service Contracts and Operating Permits, if any.

         (f) Such other documents and affidavits as may be reasonably required by this Agreement or by the Title Company in order to consummate this transaction and issue the Owner's Title Policy to Purchaser. A copy of each such document and affidavit shall be delivered to Purchaser at the Closing.

         Section 5.3 Purchaser's Obligations at the Closing. Purchaser shall deliver or cause to be delivered to Seller the following items at the Closing:

         (a) The cash Purchase Price required by Section 1.2, by wire transfer by the Title Company to Seller;

         (b) Such evidence of the authority of Purchaser to consummate the Closing as the Title Company may reasonably require.

         (c) Purchaser's agreement to indemnify, defend and hold Seller harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which Seller may suffer or incur by reason of any act or cause of action occurring or accruing after the Closing Date and arising out of any act or failure to act of Purchaser relating to this Agreement or to the Property; provided, however, this indemnity shall not include any liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) arising out of any act or failure to act of Seller.

         Section 5.4       Closing Costs: Prepayment Fees, Prorations.

         (a) Closing Costs. Purchaser shall pay the cost of (i) title endorsements relating to the title insurance policies, (ii) the recording costs for the Deeds, (iii) all taxes and fees relating to Purchaser's loan secured by the Property, and (iv) the cost of any surveys. Except as otherwise provided herein, each party shall pay its own attorneys' fees. Title insurance premiums (exclusive of endorsements) and escrow fees shall be borne equally by Seller and Purchaser. All transfer and stamp taxes payable on the Deed shall be paid by the party required under local custom of the area in which each Specific Property is located.

         (b) Taxes and Prorations. All taxes (based upon 110% of the most recent ascertainable taxes if current tax information is not available) relating to the Property due and payable after the Closing which relate to periods prior to the Closing and all costs required to cure defaults under the Leases, to the extent required under the Bankruptcy Code in order to assume a Lease, shall be the responsibility of Seller and shall be prorated as of the Closing. All rent and operating expenses of the Property shall be prorated as of the date of the Closing, utilities shall be read and any special assessments relating to the Real Estate which were assessed at the time of the Closing shall be paid by Seller, or at the option of Purchaser, deducted from the Purchase Price. In addition, Purchaser shall receive at Closing a credit for prepaid lessons, punch cards and buckets of range balls issued by Seller prior to Closing, which credit shall be based upon Seller's and Purchaser's reasonable estimate of such items.

         Section 5.5 Possession. Purchaser or its designee shall have the right to take possession of the Land upon Closing and Purchaser or its designee shall have the right to take possession of the Leases at the time of their assignment to Purchaser or its designee pursuant to the Lease Assignment Order (hereinafter defined). Seller shall deliver the Property to Purchaser "broom clean," free of personal property, except the Building Fixtures, and free of any tenancy or possessory rights of any person, except for the Leases and the Permitted Exceptions. Seller shall thereupon deliver to Purchaser copies, and originals where available, of all documents relating to the Property and all supplies, materials and keys relating to the Property.

                                    ARTICLE 6
                   DAMAGE OR CONDEMNATION PRIOR TO THE CLOSING

         Section 6.1 Damage. If, at any time after the date hereof and on or before the Closing Date, any Specific Property is damaged, destroyed or rendered inoperative (collectively, the "Damage"), by fire, flood, natural elements or other causes beyond Seller's control, then Purchaser shall close the purchase of the Property in its condition on the Closing Date and to take an assignment of the insurance proceeds, in which event Seller shall assign such insurance proceeds to Purchaser, shall permit Purchaser to conduct any remaining settlement or other negotiations with the insurer as to the amount of proceeds payable on account of the Damage or any other damage generally to the Property and shall give Purchaser a credit against the Purchase Price equal to the deductible amount, if any, under Seller's insurance policy, in lieu of any other deduction from the Purchase Price provided in this Section 6.1.

         Section 6.2 Condemnation. If, prior to the Closing Date, all or any portion of any Specific Property is taken by, or made subject to, condemnation, eminent domain or other governmental acquisition proceedings, or such taking, condemnation, eminent domain or other governmental acquisition proceeding impairs access to or from any Specific Property, adversely affects available parking or otherwise restricts the intended use of any Specific Property (the "Condemnation"), then Purchaser shall close and deduct from the Purchase Price an amount equal to any sum paid to Seller for such governmental acquisition, in which event Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards which may in the future be made on account of such governmental acquisition.

         Section 6.3 Application to Mortgage. If part or all of the proceeds of Seller's casualty insurance or part or all of the condemnation award, as the case may be, are applied by the holder of a deed of trust or mortgage on the Property prior to the Closing Date in reduction of the indebtedness by such deed of trust or mortgage, then the Purchase Price shall also be reduced by the amount so applied.

                                    ARTICLE 7
                                    DEFAULTS

         Section 7.1 Default by Seller. In the event Seller shall default in its obligations under this Agreement then Purchaser may either (a) enforce specific performance of this Agreement, and in any such action Purchaser shall have the right to recover all out-of-pocket costs, expenses and reasonable attorneys' fees incurred as a result of any delay in acquiring title to the Property, or (b) terminate this Agreement by written notice to Seller and the Title Company, and, the Escrow Deposit shall be returned to Purchaser and Purchaser shall have the right to recover all costs, expenses and reasonable attorneys' fees incurred as a result of such default, as well as any and all reasonable, actual, out-of-pocket expenses incurred in conjunction with any due diligence performed relating to the acquisition of the Property, including, but not limited to, any costs for surveys and title commitments, and upon Purchaser's receipt of the Escrow Deposit and such costs, expenses and fees, neither party hereto shall have any further rights against, or obligations to, the other under this Agreement except as set forth in Article 8 hereof, which shall survive the termination of this Agreement.

         Section 7.2 Default by Purchaser. In the event Purchaser defaults in its obligation to purchase the Property from Seller pursuant to this Agreement, Seller may, as its sole and exclusive remedy for such breach terminate this Agreement by written notice to Purchaser and the Title Company, and upon any such termination the Title Company shall immediately deliver the Escrow Deposit to Seller, such sum being agreed upon as the amount payable by Purchaser to Seller in consideration of Purchaser having the option to refuse to purchase the Property without any liability on account of its refusal other than payment of the Escrow Deposit.

                                    ARTICLE 8

                       OVERBID PROCEDURES AND OVERBID FEE

         Section 8.1 Overbid Procedures. The following procedures (the "Overbid Procedures") shall be used by Seller in connection with the acquisition or sale of the Property:

      (a) Any third party (an "Offeror") who desires to submit a competing offer (a "Competing Offer") for the Property (i) must present an offer on substantially the same terms and conditions as are set forth in this Agreement, including the requirement that such Competing Offer be for all of the Property; (ii) must deposit a security deposit with Seller in the form of a cashier's check or certified check equal to the Escrow Deposit, as defined in Section 1.3 of this Agreement; (iii) must contain an acknowledgment that if the Offeror is determined by Seller to have the highest and best offer, the Offeror shall be obligated to execute an agreement that will contain terms and conditions substantially similar to this Agreement; (iv) cannot contain any conditions inconsistent with this Agreement; (v) must be accompanied by proof, in a form satisfactory to Seller, of the Offeror's financial ability to consummate its offer for the Property;
          (vi) must contain a minimum initial bid for the Property that is 7.5% greater than the Purchase Price under this Agreement; (vii) must contain an acknowledgment that the Competing Offer shall remain open and irrevocable until the closing of a sale under this Agreement and
          (viii) otherwise comply with the terms and conditions of the Bankruptcy Court Order.

      (b) Competing Offers must be received no later than 5:00 p.m. on August 10, 2000 (the "Competing Offer Deadline") and shall be directed to (i) Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 (Attn: Gerald C. Bender, Esq.), (ii) Berlack, Israels & Liberman, LLP, 120 West 45th Street, New York, New York 10036 (Attn: Erica M. Ryland, Esq.), (iii) Morgan, Lewis & Bockius, LLP, 101 Park Avenue, 40th Floor, New York, New York, 10178 (Attn:
          Scott D. Talmadge, Esq.), (iv) Keen Realty Consultants, Inc., 60 Cutter Mill Road, Suite 407, Great Neck, New York, 11021 (Attn: Harold
          J. Borwin), (v) Klaff Realty, LP, 111 West Jackson Boulevard, Suite 1300, Chicago, Illinois, 60604 (Attn: Hersh M. Klaff and Steven Greenbaum), and (vi) D'Ancona & Pflaum L.L.C., 111 E. Wacker Drive, Suite 2800, Chicago, Illinois, 60601 (Attn: Marc. S. Joseph).

      (c) If any Competing Offers are received by the Competing Offer Deadline, an auction (the "Auction") shall be conducted at the adjourned hearing in connection with Seller's motion seeking authorization for the sale of the Property, before the Honorable Stuart M. Bernstein, United States Bankruptcy Judge, United States Bankruptcy Court, Room 723 Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004-1408. Only Purchaser and any bidder that has complied with the bidding procedures contained herein shall be eligible to participate in such Auction. At such Auction, the initial bid shall be the highest Competing Offer. Bidding will continue, in increments of at least $25,000, until such time as, in the sole discretion of Seller (subject to the approval of the Court), the highest and best bid is received. Following such Auction, the person or entity submitting the highest and best bid (the "Successful Bidder") shall execute an agreement (or if the Successful Bidder is Purchaser, an amendment to the Agreement) reflecting the outcome of the Auction, which agreement (or amendment of the Agreement) shall be presented to the Bankruptcy Court, for approval and authorization. In the event that a Successful Bidder (other than Purchaser) does not consummate the purchase of the Property by the Closing Date, Seller shall promptly notify Purchaser of such failure and Purchaser shall have the right, exercisable within seven (7) days of Purchaser's receipt of such notice, to elect to purchase the Property for the Purchase Price, and upon such election, the sale of the Property shall close in accordance with the terms of this Agreement.

      (d) At the closing of a sale to a Competing Offeror other than Purchaser, Purchaser shall receive a fee (the "Overbid Fee") equal to three percent (3%) of the Purchase Price from the gross proceeds of the sale; provided, however, that such Overbid Fee shall be payable if and upon consummation of a sale to a Competing Offeror.

         Section 8.2 Seller's Termination in favor of an Alternative Transaction. Seller may terminate this Agreement by consummation of a Competing Offer (including payment of the Overbid Fee to Purchaser by a Successful Bidder or Seller) with a Successful Bidder (assuming the Successful Bidder is not Purchaser), in which event the Title Company shall immediately return the Escrow Deposit to Purchaser, and upon Purchaser's receipt thereof, neither party hereto shall have any further rights against or obligations to, the other under this Agreement except as set forth in this Article 8 hereof which shall survive the termination of this Agreement.

                                    ARTICLE 9

                                     LEASES

         9.1 Lease Assignment Election. Purchaser shall have the right to designate by written notice from time to time commencing on the date of this Agreement and ending on October 9, 2000 (hereinafter, the "Election Period") which of the Leases it desires to acquire or to cause its designee to acquire (subject to the Court's issuance of a Lease Assignment Order) or reject. Upon Seller's receipt of any such written designation other than a designation to reject, Seller shall promptly seek an order of the Court, inter alia, authorizing and approving Seller's assumption and assignment to Purchaser or its designee of the designated Lease(s) (an "Assigned Lease" and, such order shall be in form and substance reasonably satisfactory to Purchaser, a "Lease Assignment Order"). For any Lease that is to be rejected (a "Rejected Lease"), Purchaser shall designate the date as of which such Lease is deemed to be rejected by it (the "Deemed Rejection Date") and Seller may, within ten (10) days of Purchaser's notice, move the Bankruptcy Court for an order approving the rejection of such Lease. If Seller fails to act within the time frames set forth herein for the assumption of any Lease, Purchaser shall have the right to seek such assumption in Court on behalf of Seller and Seller shall be liable to Purchaser for all claims, liabilities, damages, costs and expenses incurred by Purchaser relating to such Lease, including, without limitation, reasonable attorneys' fees. Any claims resulting from the rejection of any Lease shall be the obligation of Seller and Purchaser shall have no liability of any kind or nature with respect thereto, except claims relating to the acts of Purchaser (other than Purchaser's request to reject the Lease). Purchaser shall have the right to contact and negotiate with the landlords of the Leases and other parties associated with the Leases and enter into agreements and settlements with such landlords and other parties regarding, among other things, the Leases. Notwithstanding the foregoing, in the event Purchaser directs Seller to reject any Lease and Seller desires not to reject such Lease, Seller need not do so and Purchaser shall have no obligations relating to such Lease. If Purchaser shall fail to direct Seller to assume or reject a Lease on or before the end of the Election Period, Purchaser shall be deemed to have accepted such Lease.

         9.2 Costs and Expenses. With respect to each Lease, Purchaser shall be liable for all of Seller's costs and obligations solely incident to such Lease (including rent and real estate taxes) from and after Closing (the "Cost Commencement Date") up to and including (i) in the case of an Assigned Lease, the date of the related Lease Assignment Order and (ii) in the case of a Rejected Lease, the earlier of (x) the date that Seller is relieved of liability under such Lease or (y) the Deemed Rejection Date, but not later than ten days from the date Purchaser gives a designation that it wishes such Lease to be a Rejected Lease under Section 9.1. Seller shall bear all such charges prior to the Cost Commencement Date and all claims by landlord under the Leases, including, without limitation, any Section 502(b)(6) claims. Purchaser may, in its sole discretion, make any payment required by this Section 9.2 directly to a third party vendor; provided such payment is made in a timely manner. Nothing shall be deemed to require Purchaser or any affiliate to make any material repairs or capital expenditures with respect to any Improvements subject to any Lease. Notwithstanding anything herein or in Section 3.2 to the contrary, from and after the entering of the Sales Order, Seller shall have the option of operating the Specific Properties, unless the Lease affecting a Specific Property contains a continuous operation provision, in which case Seller shall operate such Specific Property in the manner in which it was previously being conducted; provided, however, from and after the Closing, Purchaser, upon reasonable advance notice to Seller, shall have the right to conduct operations at the Specific Properties in the manner in which it was previously being conducted.

         9.3 Communications. Until the earlier of the Deemed Rejection Date with respect to any Lease or the date of issuance of the Lease Assignment Order with respect to any Lease (1) Seller shall not, without the prior written consent of Purchaser, which consent may be withheld by Purchaser in its sole and absolute discretion, and shall, if and to the extent directed by Purchaser, (a) renew or amend such Lease, (b) encumber, sub-lease or otherwise grant any rights with respect to such Lease, or (c) communicate with the lessor under such Lease with respect to this Agreement or the matters referred to herein, (2) Seller shall refer any communications relating to the Leases from any such lessor, any prospective tenant or other third party to Purchaser promptly after receipt thereof and (3) Seller shall not negotiate or communicate with any third party with respect to any such Lease.

         9.4 Conditions to Assignment. It shall be a condition to assignment of any Assigned Lease that Seller pay or cause to be paid any and all amounts required to be paid under Section 365 of the Bankruptcy Code with respect to such Lease.

         9.5 Sale of Leases. Purchaser shall have the right to market the Leases in the manner which Purchaser deems appropriate notwithstanding the terms of any such Lease that purports to restrict such activities, including, without limitation, with respect to the erection of visible signs on the Demised Premises and access to the Demised Premises for the purpose of showing the Property, but consistent with the Bankruptcy Code and the Sale Order.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.1 Notices. Any notice to be given or to be served upon any party hereto in connection with this Agreement must be in writing, and may be given by regular mail, certified or registered mail, facsimile transmission over the telephone, and delivery by courier or by other means. If given by certified or registered mail, the notice shall be deemed to have been given and received 72 hours after a certified or registered letter, containing such notice, properly addressed with postage prepaid, is deposited in the United States mail; and if given otherwise than by certified or registered mail, the notice shall be deemed to have been given when delivered to and received by the party to whom it is addressed. Such notices shall be given to the parties hereto at the following addresses or, if given by facsimile transmission over the telephone, at the following FAX numbers:

         If to Seller, to:       Family Golf Centers, Inc.
                                 538 Broadhollow Road
                                 Melville, New York 11747
                                 Attn: Dominic Chang and Pamela Charles
                                 FAX: 631-694-1935

         With a copy to:         Fried, Frank, Harris, Shriver & Jacobson
                                 One New York Plaza
                                 New York, New York 10004
                                 Attn: Gerald C. Bender
                                 FAX: 212-859-4000

         If to Purchaser, to:    c/o Klaff Realty, L.P.
                                 111 West Jackson Boulevard
                                 Suite 1300
                                 Chicago, IL 60604
                                 Attn: Hersch M. Klaff and Steven Greenbaum
                                 FAX: (312) 360-0606

          With a copy to:        D'Ancona & Pflaum L.L.C.
                                 111 E. Wacker Drive
                                 Suite 2800
                                 Chicago, IL 60601
                                 Attn: Marc S. Joseph
                                 FAX: (312) 602-3000

Any party hereto may, at any time by giving five days written notice to the other party hereto, designate any other address or FAX number in substitution of the foregoing address to which such notice shall be given.

         Section 10.2 Brokerage Fees and Commissions. Neither Seller nor Purchaser has contracted with any real estate broker, agent, finder or similar person in connection with the negotiation and execution of this Agreement, the transactions contemplated hereby or the sale and purchase of the Property, except that Seller acknowledges that it utilized the services of Keen Realty ("Keen") and agrees to pay any fee due Keen. It is agreed that if any claim for any brokerage fees are ever made against Seller or Purchaser in connection with the transactions contemplated by this Agreement, all such claims shall be paid by the party whose commitments form the basis of such claims. Seller and Purchaser each agree to indemnify and hold harmless the other from and against any and all liabilities, claims, demands or actions for or with respect to any brokerage fees asserted by any person, firm or corporation in connection with this Agreement or the transactions contemplated hereby, and any court costs, attorneys' fees or other costs and expenses arising therefrom, insofar as any such liabilities, claims, demands or actions are based upon a contract or commitment of the indemnifying party.

         Section 10.3 Entire Agreement. This Agreement embodies and constitutes the entire understanding between the parties hereto with respect to the actions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement.

         Section 10.4 Modification. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except as provided herein or by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         Section 10.5 Applicable Law and Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO LOCAL REAL ESTATE MATTERS, WHICH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATES WHERE THE PARTICULAR PORTIONS OF THE PROPERTY ARE LOCATED. EXCLUSIVE JURISDICTION OF ANY ISSUES RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY ISSUES RELATING TO ARTICLE 2, WILL REMAIN WITH THE BANKRUPTCY COURT.

         Section 10.6 Headings. Descriptive headings are used in this Agreement for convenience only and shall not control, limit, amplify or otherwise modify or affect the meaning or construction of any provision of this Agreement.

         Section 10.7 Binding Effect. Upon approval by the Bankruptcy Court, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and its respective permitted successors and assigns.

         Section 10.8 Assignment. Purchaser shall have the right to assign its rights or any portion thereof under this Agreement in whole or in part to an unrelated third party(s) at the Closing or at any time to an affiliate(s) of Purchaser without the prior written consent of Seller; provided, however, any such assignment(s) shall not release Purchaser from its obligations hereunder.

         Section 10.9 Survival of Provisions. The covenants, agreements, terms and provisions contained in Article 9 hereof shall survive the Closing and shall not be deemed to have merged with or into the Deed or any of the other closing documents and Article 8 shall survive the termination of this Agreement.

         Section 10.10 Time of Essence. Time is of the essence of this Agreement and of each covenant and agreement that is to be performed at a particular time or within a particular period of time. However, if the final date of any period which is set out in any provision of this Agreement or the Closing Date falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of New York, then the time of such period or the Closing Date, as the case may be, shall be extended to the next date which is not a Saturday, Sunday or legal holiday.

         Section 10.11 Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in fall force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement.

         Section 10.12 Attorneys' Fees. If either party defaults in its obligations hereunder, the non-prevailing party in any final judgement shall pay the reasonable attorneys' fees incurred by the other party in connection with the enforcement of such rights hereunder.

         Section 10.13 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         Section 10.14 Facsimile Signatures. Any signatures to this Agreement produced via facsimile is deemed an original signature and is binding upon the parties hereto.

         IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement on the dates indicated below. For the purposes hereof, "the date of this Agreement"' or "the date hereof"' shall be the date on which both Seller and Purchaser have executed this Agreement.

                                   SELLER:

                                   See Exhibit E hereof for Seller's signatures



                                   PURCHASER:

                                   KLAK GOLF, L.L.C., a Delaware limited
                                   liability company

                                   By:
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------
                                   Date of Execution:                 , 2000
                                                     -----------------

         The undersigned joins in this Agreement as the Title Company for the purpose of agreeing to its obligations hereunder as the Title Company.

                                   TITLE COMPANY:

                                   -----------------------------------------

                                   By:
                                      --------------------------------------
                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------

         By executing above, Title Company acknowledges receipt of the fully
executed Agreement on the      day of                    , 2000.
                         ------      --------------------